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                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


         This Amendment No.2 dated as of May 31, 1997 to that certain Employment Agreement (this "Amendment"), dated as of October 6, 1995, by and between PDK Labs, Inc., a New York corporation (the "Company"), and Michael Krasnoff (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of October 6, 1995, as amended by that certain Amendment No. 1 to Employment Agreement (the "Agreement"); and

         WHEREAS, the Company and the Executive desire to amend the Agreement to effect the changes provided for herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Effective as of the date hereof, the Agreement is hereby amended by replacing paragraph 3.9 with the following:

                  3.9 Loan to Executive. Upon the execution hereof, Corporation shall make available to Executive a revolving line of credit of up to One Million Dollars ($1,000,000) pursuant to which Executive can borrow up to such amount from Corporation from time to time and at any time during the Term hereof (the "Line of Credit"). Any funds borrowed by Executive pursuant to the Line of Credit shall bear interest at the prime rate as quoted in The Wall Street Journal from time to time plus one-half of one percent (.5%) per annum, which interest shall be payable monthly. In the event any sums are outstanding pursuant to the Line of Credit upon the termination or expiration hereof, such sums shall be automatically converted to a ten (10) year loan which shall be fully amortized over one hundred twenty (120) consecutive monthly payments with the rate of interest fixed upon the actual date of expiration or termination. Executive agrees to execute any reasonable documents prepared by Corporation to evidence the transactions described in this Section 3.9.

         2. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.


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         3. Except as otherwise specifically set forth herein, all of the terms and provisions of the Existing Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.



                                                 PDK LABS, INC.

                                                 By: /s/ Reginald Spinello
                                                     ---------------------------
                                                 Name:  Reginald Spinello
                                                 Title: Executive Vice President

                                                     /s/ Michael Krasnoff
                                                     ---------------------------
                                                     Michael Krasnoff


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